October 26, 1995


                          ILX Incorporated: CAS Bonds
                          ---------------------------

Gentlemen:

         We have acted as counsel to ILX Incorporated, an Arizona corporation, (the "Company") in connection with the issuance and sale by the Company of 10% Convertible Adjustable Secured Bonds Due 2000 and the Company's common stock into which the CAS Bonds are convertible pursuant to an Underwriting Agreement to be dated as of the effective date of the Registration Statement and all amendments to it as filed by the Company on Form S-2 with respect to the above described securities (the "Registration Statement").

         We hereby consent to the filing of our opinion (in the form of Exhibit 5 of the Registration Statement), or copies thereof as an exhibit to the Registration Statement and all amendments to it. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.

                                        Very truly yours,


                                        COLOMBO & BONACCI, P.C.

                                        COLOMBO & BONACCI, P.C.

ILX Incorporated
  2777 East Camelback Road
    Phoenix, Arizona 85016